Exhibit 99.B(h)(4)(vii)

Exhibit A

THIS EXHIBIT A, amended and restated as of the date listed below, is Exhibit A to that certain Sub-Administration and Accounting Services Agreement dated as of August 1, 2001, as amended, by and among The Bank of New York Mellon, Pacific Life Insurance Company, and Pacific Funds Series Trust.

PORTFOLIOS

Pacific FundsSM Portfolio Optimization Conservative

Pacific FundsSM Portfolio Optimization Moderate-Conservative

Pacific FundsSM Portfolio Optimization Moderate

Pacific FundsSM Portfolio Optimization Growth

Pacific FundsSM Portfolio Optimization Aggressive-Growth

Pacific FundsSM Core Income

Pacific FundsSM Floating Rate Income

Pacific FundsSM High Income

Pacific FundsSM Short Duration Income

Pacific FundsSM Strategic Income

Pacific Funds SM Large-Cap

Pacific FundsSM Large-Cap Value

Pacific FundsSM Small/Mid-Cap

Pacific FundsSM Small-Cap

Pacific FundsSM Small-Cap Value

Pacific FundsSM Small-Cap Growth

PF International Value Fund

PF Short Duration Bond Fund

PF Growth Fund

PF Mid-Cap Equity Fund

PF International Large-Cap Fund

PF Small-Cap Value Fund

PF Emerging Markets Fund

PF Managed Bond Fund

PF Inflation Managed Fund

PF Large-Cap Value Fund

PF Developing Growth Fund

PF Real Estate Fund

PF Emerging Markets Debt Fund

PF Currency Strategies Fund

PF International Small-Cap Fund

PF Multi-Asset Fund

PF Multi-Fixed Income Fund

Pacific FundsSM Ultra Short Income

Pacific FundsSM Diversified Income

Effective:             January 1, 2020